EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of Common Stock of Ebix, Inc. and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: October 24, 2016

P2 CAPITAL MASTER FUND I, L.P.			P2 CAPITAL MASTER FUND VI, L.P.

By:		P2 Capital Partners, LLC,	By:	P2 Capital Partners, LLC,
		as Investment Manager		as Investment Manager

	By:	s/Claus Moller		By:	s/Claus Moller
		Name: Claus Moller			Name: Claus Moller
		Title: Managing Member			Title: Managing Member

P2 CAPITAL MASTER FUND XII, L.P.			P2 CAPITAL PARTNERS, LLC

By:		P2 Capital Partners, LLC,
as Investment Manager

By:		s/Claus Moller	By:	s/Claus Moller
		Name: Claus Moller		Name: Claus Moller
		Title: Managing Member		Title: Managing Member

CLAUS MOLLER

s/Claus Moller

Schedule I

TRANSACTIONS IN THE PAST SIXTY DAYS BY THE REPORTING PERSONS

The following table sets forth all transactions with respect to Shares of the Issuer’s Common Stock effected during the past sixty (60) days by any of the Reporting Persons.  The transactions occurred on the open market and the reported price per share excludes brokerage commissions.

Shares Purchased/(Sold) by Manager on behalf of Master Fund I

Number of Shares Purchased/(Sold)	Price Per Share	Date
(78,208)	$56.5500	10/14/16

Shares Purchased/(Sold) by Manager on behalf of Master Fund VI

Number of Shares Purchased/(Sold)	Price Per Share	Date
(56,662)	$56.5500	10/14/16

Shares Purchased/(Sold) by Manager on behalf of Master Fund XII

Number of Shares Purchased/(Sold)	Price Per Share	Date
134,870	$56.5500	10/14/16
31,400	$56.4238	10/14/16
33,762	$56.9780	10/17/16
37,844	$57.6098	10/18/16
24,798	$57.6638	10/19/16